Exhibit 99.2

NOBLE CORPORATION
DORFSTRASSE 19A • 6340 BAAR • SWITZERLAND • +41 41 761 65 65
DAVID W. WILLIAMS
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

1 July 2013

To the Noble Team:

After careful consideration, our Board of Directors has concluded that it is in the best interests of Noble and our shareholders to move our corporate domicile to the United Kingdom and to establish our principle executive office in London as part of the redomestication of the Company. While the full details of this decision will be included in a Proxy submitted to shareholders, the central reasons for the move are that we believe it will provide important managerial and operational benefits for our Company and enhance our competitiveness in markets worldwide.

The UK provides a highly stable political and regulatory environment based on a common law legal system, as well as long-established commercial relationships and tax treaties with countries around the world, including the United States. As part of this structure, Noble will maintain a presence in Zug to support continuing activities in Switzerland. Following completion of the change of domicile, the parent company will continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and be subject to the same SEC reporting requirements. The Company’s shares will continue to trade on the New York Stock Exchange under the ticker symbol “NE”.

We do not expect any significant changes in the day-to-day activities of most employees as a result of the redomestication should it be approved by shareholders. These decisions are consistent with Noble’s long-standing commitment to working our fleet internationally, providing worldwide operational support, developing a globally-focused corporate culture and maintaining a competitive corporate structure.

As always, please continue to work with your usual level of professionalism and focus, two elements that are essential to Noble’s continued success.

Keep up the good work,

David W. Williams

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Additional Information to be filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. In connection with the proposed change in place of incorporation, Noble and Noble Corporation Limited, an indirect subsidiary of Noble (“Noble UK”) will file with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus, and each of Noble and Noble UK will be filing documents with the SEC which contain other relevant materials in connection with the proposed change in place of incorporation. A definitive proxy statement/prospectus will be mailed to the shareholders of Noble once the registration statement has been declared effective by the SEC. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION AND NOBLE. Investors may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at Noble’s website at www.noblecorp.com. Investors will also be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone 41(41)761-65-55.

Noble Corporation and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with respect to the change in place of incorporation. Information about these persons is set forth in Noble’s proxy statement relating to its 2013 Annual General Meeting of Shareholders, as filed with the SEC on March 11, 2013, and in any documents subsequently filed by its directors and officers under the Securities and Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different than those of Noble’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the change in place of incorporation, which will be filed with the SEC.